Exhibit 99.1
Hiland Reports First Quarter 2009 Results and Announces Initial Start-Up of the North Dakota Bakken Gathering System
Enid, Oklahoma — May 11, 2009 — The Hiland companies, Hiland Partners, LP (NASDAQ: HLND) and Hiland Holdings GP, LP (NASDAQ: HPGP) today announced results for the first quarter of 2009 and the initial start-up of the North Dakota Bakken gathering system.
Hiland Partners, LP Financial Results
Hiland Partners, LP reported net (loss) income for the three months ended March 31, 2009 of $(2.9) million compared to net (loss) income of $1.3 million for the three months ended March 31, 2008. Net (loss) income per limited partners’ unit-basic for the first quarter of 2009 was $(0.31) per unit compared to net (loss) income of $(0.05) per unit in the corresponding quarter in 2008. Weighted average limited partner units outstanding were 9.3 million units for the three months ended March 31, 2009 and 9.4 million units for the three months ended March 31, 2008.
Adjusted EBITDA (adjusted EBITDA is defined as net income (loss) plus interest expense, provisions for income taxes, and depreciation, amortization and accretion expense, and adjusted for significant non-cash and non-recurring items) for the three months ended March 31, 2009 was $10.6 million compared to $14.7 million for the three months ended March 31, 2008, a decrease of 28%. A reconciliation of adjusted EBITDA, a non-GAAP financial measure, to net income (loss), the most directly comparable GAAP financial measure, is provided within the financial tables of this press release. Total segment margin for the three months ended March 31, 2009 was $21.1 million compared to $22.9 million for the three months ended March 31, 2008, a decrease of 8%. A reconciliation of total segment margin, a non-GAAP financial measure, to operating income (loss), the most directly comparable GAAP financial measure, is provided within the financial tables of this press release. The decreases in adjusted EBITDA and total segment margin are primarily due to unfavorable gross processing spreads and significantly lower average realized natural gas and NGL prices, partially offset by volume growth at the Woodford Shale and Badlands gathering systems and approximately $2.3 million of foregone margin as a result of the nitrogen rejection plant at the Badlands gathering system being taken out of service due to equipment failure during the three months ended March 31, 2008. The decrease in total segment margin was also partially offset by gains on closed/settled derivative transactions and unrealized non-cash gains on open derivative transactions for the three months ended March 31, 2009 totaling $2.4 million compared to net losses of $2.5 million on closed/settled derivative transactions and unrealized non-cash losses on open derivative transactions for the three months ended March 31, 2008.
The Partnership reported distributable cash flow (“DCF”) of $6.6 million for the three months ended March 31, 2009, compared to $10.8 million for the three months ended March 31, 2008, a decrease of 39%. A reconciliation of DCF, a non-GAAP financial measure, to net income, the most directly comparable GAAP financial measure, is provided within the financial tables of this press release.
On April 27, 2009, the Board of Directors of Hiland Partners GP, LLC, the general partner of Hiland Partners, LP, announced its decision to suspend quarterly distributions on the Partnership’s common and subordinated units beginning with the first quarter distribution of 2009 to preserve available liquidity. The decision to suspend distributions on the Partnership’s common and subordinated units was based on the Board of Directors’ consideration of the impact of lower commodity prices and drilling activity on the Partnership’s current and projected throughput volumes, midstream segment margins and cash flows. The Board of Directors also considered future required levels of capital expenditures and the levels and covenant ratios of the Partnership’s outstanding indebtedness under its secured revolving credit facility relative to such projections. Unless the leverage covenant ratio is amended, the Partnership’s debt is restructured, or the Partnership receives an infusion of equity capital, management expects that the Partnership will be in violation of the maximum consolidated funded debt to EBITDA covenant ratio contained in the Partnership’s senior secured revolving credit facility as early as the second quarter of 2009. Management has initiated discussions with certain lenders under the credit facility as to potential ways to address the expected covenant violation. While no potential solution has been agreed to, the Partnership would expect that any solution would likely require the assessment of fees and increased rates, the infusion of additional equity capital or the incurrence of subordinated indebtedness by the Partnership, and the suspension of distributions for a certain period of time. There can be no assurance that any such agreement will be reached with the lenders or that any required equity or debt financing will be available to the Partnership.
Under the terms of its partnership agreement, the Partnership’s common units will carry an arrearage for the first quarter’s minimum quarterly distribution of $0.45 per unit that must be paid before the Partnership can make distributions to its subordinated units. The Board of Directors will set future distribution rates based on the amount of cash available for distribution after taking into account the Partnership’s expected liquidity requirements.
Hiland Holdings GP, LP Financial Results
Hiland Holdings GP, LP reported limited partners’ interest in net (loss) income for the three months ended March 31, 2009 of $(2.9) million or $(0.13) per limited partners’ unit-basic compared to limited partners’ interest in net (loss) income of $0.8 million or $0.04 per limited partners’ unit-basic for the three months ended March 31, 2008. Weighted average limited partner units outstanding were 21.6 million for the three months ended March 31, 2009 and March 31, 2008. Net (loss) income was $(4.1) million in the three months ended March 31, 2009 compared to net (loss) income of $0.6 million in the three months ended March 31, 2008.
On April 27, 2009, the Board of Directors of Hiland Partners GP Holdings, LLC, the general partner of Hiland Holdings GP, LP, announced its decision to suspend quarterly distributions on its common units beginning with the first quarter of 2009 resulting from the quarterly distribution suspension announced by Hiland Partners, LP. Hiland Holdings sole cash generating assets are its two percent general partner interest, 2,321,471 common units and 3,060,000 subordinated units in Hiland Partners, LP, and the incentive distribution rights of Hiland Partners, LP.
As mentioned above, under the terms of the Hiland Partners, LP partnership agreement, the Hiland Partners, LP common units will carry an arrearage of $0.45 per unit, representing the minimum quarterly distribution to the Hiland Partners, LP common units for the first quarter of 2009 that must be paid before Hiland Partners, LP can make distributions to the Hiland Partners, LP subordinated units. Hiland Holdings GP, LP owns 3,060,000 of the Hiland Partners, LP subordinated units which will not receive a cash distribution until the distribution arrearage to the Hiland Partners, LP common units is paid.
“The continued weakness in commodity prices, specifically realized prices for natural gas and natural gas liquids, had a profound impact on Hiland’s cash flows for the first quarter of 2009. In addition, the dramatic drop in the price of natural gas has caused a substantial decline in upstream activity in our service territories,” said Joseph L. Griffin, Hiland’s President and Chief Executive Officer. “This reduced upstream activity will negatively impact our current and projected throughput volumes,” added Griffin.
Initial Start-up of the North Dakota Bakken Gathering System
In late April 2009, the Partnership commenced initial operations at its North Dakota Bakken gathering system. The system currently consists of 46 miles of pipeline with associated compression and treating facilities and a refrigerated-JT natural gas processing plant with a capacity of 5,000 Mcf/d. The system is gathering natural gas associated with crude oil produced from the Bakken shale and Three Forks/Sanish formations in Burke, Divide and Williams counties in northwestern North Dakota.
Amended “Going Private” Proposals
On April 20, 2009, Hiland Partners, LP and Hiland Holdings GP, LP announced that the conflicts committee of the board of directors of the general partner of each of the Hiland companies received a letter from Harold Hamm amending his January 15, 2009 proposal to acquire all of the outstanding common units of each of the Hiland companies that are not owned by Mr. Hamm, his affiliates or Hamm family trusts.
Under the revised terms proposed by Mr. Hamm, Hiland Partners, LP unitholders would receive $7.75 in cash per common unit, reduced from $9.50 in cash per common unit under the January 15 proposal. Hiland Holdings GP, LP unitholders would receive $2.40 in cash per common unit, reduced from $3.20 in cash per common unit under the January 15 proposal. In his letter to each conflicts committee reducing the proposed merger consideration, Mr. Hamm cited the adverse effect that continued declines in natural gas prices and drilling activity along Hiland Partners, LP’s systems have had on the Hiland companies’ current and long-term projected throughput volumes, midstream segment margins and cash flows since his original proposals were delivered on January 15. Other than the reduced merger consideration discussed in this paragraph, Mr. Hamm has not modified the original proposals. Consummation of each transaction is conditioned upon the consummation of the other and subject to the approval of a majority of the public unitholders of each of Hiland Partners, LP and Hiland Holdings GP, LP. Mr. Hamm is the Chairman of both Hiland Partners GP, LLC, the general partner of Hiland Partners, LP, and Hiland Partners GP Holdings, LLC, the general partner of Hiland Holdings GP, LP. In addition, Mr. Hamm, either individually or together with his affiliates or the Hamm family trusts, beneficially owns 100% of Hiland Partners GP Holdings, LLC and approximately 61% of the outstanding common units of Hiland Holdings GP, LP. Hiland Holdings GP, LP owns 100% of Hiland Partners GP, LLC, 100% of the outstanding subordinated units of Hiland Partners, LP and approximately 37% of the outstanding common units of Hiland Partners, LP.
The conflicts committee of the board of directors of the general partner of each of Hiland Partners, LP and Hiland Holdings GP, LP are considering the proposals and any potential alternative available to each of Hiland Partners, LP and Hiland Holdings GP, LP. In reviewing the proposals and potential available alternatives, each conflicts committee has retained its own financial advisers and legal counsel to assist in its work. The board of directors and the conflicts committee of each of Hiland Partners GP, LLC and Hiland Partners GP Holdings, LLC caution the unitholders of Hiland Partners, LP and Hiland Holdings GP, LP, respectively, and others considering trading in the securities of the Hiland companies, that each conflicts committee is reviewing its respective proposal and no decisions have been made by either conflicts committee of either board of directors with respect to the response of either Hiland Partners, LP or Hiland Holdings GP, LP to the proposals. There can be no assurance that any agreement will be executed or that any transaction will be approved or consummated.
Conference Call Information
Hiland has scheduled a conference call for 1:00 pm Central Time, Monday, May 11, 2009, to discuss the 2009 first quarter results. To participate in the call, dial 1.888.396.2298 and participant passcode 92002423, or access it live over the Internet at www.hilandpartners.com, on the “Investor Relations” section of the Partnership’s website.
During this conference call, Hiland management will only address the first quarter 2009 results and will not address the amended “Going Private” proposals submitted to the Boards of Directors of both Hiland entities on April 20, 2009 by Harold Hamm. For information regarding these proposals please review our press release dated April 20, 2009 which is available on the Internet at www.hilandpartners.com on the “Investor Relations” section of the Partnership’s website.
Use of Non-GAAP Financial Measures
This press release and the accompanying schedules include the non-generally accepted accounting principles (“non-GAAP”) financial measures of EBITDA, adjusted EBITDA, total segment margin and distributable cash flow. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income, operating income or any other GAAP measure of liquidity or financial performance.
About the Hiland Companies
Hiland Partners, LP is a publicly traded midstream energy partnership engaged in purchasing, gathering, compressing, dehydrating, treating, processing and marketing of natural gas, and fractionating, or separating, and marketing of natural gas liquids, or NGLs. The Partnership also provides air compression and water injection services for use in oil and gas secondary recovery operations. The Partnership’s operations are primarily located in the Mid-Continent and Rocky Mountain regions of the United States. Hiland Partners, LP’s midstream assets consist of fifteen natural gas gathering systems with approximately 2,138 miles of gathering pipelines, six natural gas processing plants, seven natural gas treating facilities and three NGL fractionation facilities. The Partnership’s compression assets consist of two air compression facilities and a water injection plant.
Hiland Holdings GP, LP owns the two percent general partner interest, 2,321,471 common units and 3,060,000 subordinated units in Hiland Partners, LP, and the incentive distribution rights of Hiland Partners, LP.
This press release includes certain statements concerning expectations for the future that are forward-looking statements. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. Any such forward looking statements are made as of the date of this press release and the Partnership undertakes no obligation to update or revise any such forward-looking statements to reflect new information or events.

Contacts:	Derek Gipson, Director — Business Development and Investor Relations Hiland Partners, LP (580) 242-6040
— tables to follow —

Other Financial and Operating Data
Hiland Partners, LP — Results of Operations
Set forth in the table below is financial and operating data for Hiland Partners, LP.

	Three Months Ended March 31,
	2009	2008
	(unaudited, in thousands)
Total Segment Margin Data:
Midstream revenues	$51,143	$90,274
Midstream purchases	31,216	68,618

Midstream segment margin	19,927	21,656
Compression revenues (A)	1,205	1,205

Total segment margin	$21,132	$22,861

Summary of Operations Data:
Midstream revenues	$51,143	$90,274
Compression revenues	1,205	1,205

Total revenues	52,348	91,479

Midstream purchases (exclusive of items shown separately below)	31,216	68,618
Operations and maintenance	7,695	6,769
Depreciation, amortization and accretion	9,971	8,929
Property impairments	950	—
General and administrative	2,940	2,301

Total operating costs and expenses	52,772	86,617

Operating income	(424)	4,862
Other income (expense), net	(2,489)	(3,535)

Net (loss) income	$(2,913)	$1,327

Maintenance capital expenditures	$1,386	$528
Expansion capital expenditures	10,629	7,602

Total capital expenditures	$12,015	$8,130

Operating Data:
Inlet natural gas (Mcf/d)	276,398	227,431
Natural gas sales (MMBtu/d)	91,912	85,773
NGL sales (Bbls/d)	7,048	5,272
Average realized natural gas sales price ($/MMBtu)	$3.68	$7.33
Average realized NGL sales price ($/gallon)	$0.57	$1.40

	March 31,	December 31,
	2009	2008
	(unaudited)
Balance Sheet Data (at period end):
Property and equipment, at cost, net	$348,352	$345,855
Total assets	$423,685	$426,139
Long-term debt, net of current maturities	$268,294	$256,466
Total partners’ equity	$126,835	$133,156

(A)	Compression revenues and compression segment margin are the same. There are no compression purchases associated with the compression segment.

Reconciliation of total segment margin to operating (loss) income:

	Three Months Ended March 31,
	2009	2008
	(unaudited, in thousands)
Reconciliation of total segment margin to operating (loss) income
Operating (loss) income	$(424)	$4,862
Add:
Operations and maintenance expenses	7,695	6,769
Depreciation, amortization and accretion	9,971	8,929
Property impairments	950	—
General and administrative expenses	2,940	2,301

Total segment margin	$21,132	$22,861

We view total segment margin, a non-GAAP financial measure, as an important performance measure of the core profitability of our operations because it is directly related to our volumes and commodity price changes. We review total segment margin monthly for consistency and trend analysis. We define midstream segment margin as midstream revenue less midstream purchases. Midstream purchases include the following costs and expenses: cost of natural gas and NGLs purchased by us from third parties, cost of natural gas and NGLs purchased by us from affiliates, and the cost of crude oil purchased by us from third parties. We define compression segment margin as the revenue derived from our compression segment. Our total segment margin may not be comparable to similarly titled measures of other entities, as other entities may not calculate total segment margin in the same manner we do.
Reconciliation of adjusted EBITDA to net (loss) income:

	Three Months Ended March 31,
	2009	2008
	(unaudited, in thousands)
Reconciliation of adjusted EBITDA to net (loss) income
Net (loss) income	$(2,913)	$1,327
Add:
Depreciation, amortization and accretion	9,971	8,929
Amortization of deferred loan costs	149	134
Interest expense	2,353	3,501

EBITDA	$9,560	$13,891
Add:
Property impairments	950	—
Non-cash (gain) loss on derivative transactions	(270)	401
Non-cash compensation expense	320	371

Adjusted EBITDA	$10,560	$14,663

We define EBITDA, a non-GAAP financial measure, as net income (loss) plus interest expense, provisions for income taxes and depreciation, amortization and accretion expense. EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others to assess: (1) the financial performance of our assets without regard to financial methods, capital structure or historical cost basis; (2) the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; (3) our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or structure; and (4) the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities. EBITDA is also a financial measure that, with certain negotiated adjustments, is reported to our banks and is used as a gauge for compliance with our financial covenants under our credit facility. EBITDA should not be considered as an alternative to net income (loss), operating income, cash flows from operating activities or any other measures of financial performance presented in accordance with GAAP. Our EBITDA may not be comparable to EBITDA of similarly titled measures of other entities, as other entities may not calculate EBITDA in the same manner as we do.
We define adjusted EBITDA, a non-GAAP financial measure, as net income (loss) plus interest expense, provisions for income taxes and depreciation, amortization and accretion expense, adjusted for significant non-cash and non-recurring items. Adjusted EBITDA is used as a supplemental financial measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others to assess: (1) the financial performance of our assets without regard to financial methods, capital structure or historical cost basis; (2) the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; (3) our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or structure; and (4) the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities. Adjusted EBITDA is also a financial measurement that, with certain negotiated adjustments, is reported to our banks and is used as a gauge for compliance with our financial covenants under our credit facility. Adjusted EBITDA should not be considered as an alternative to net income (loss), operating income, cash flows from operating activities or any other measures of financial performance presented in accordance with GAAP. Our adjusted EBITDA may not be comparable to adjusted EBITDA of similarly titled measures of other entities, as other entities may not calculate adjusted EBITDA in the same manner as we do.
Reconciliation of distributable cash flow to net (loss) income:

	Three Months Ended March 31,
	2009	2008
	(unaudited, in thousands)
Reconciliation of distributable cash flow to net (loss) income
Net (loss) income	$(2,913)	$1,327
Add:
Depreciation, amortization and accretion	9,971	8,929
Amortization of deferred loan costs	149	134
Interest expense	2,353	3,501

EBITDA	$9,560	$13,891
Add:
Property impairments	950	—
Non-cash (gain) loss on derivative transactions	(270)	401
Non-cash compensation expense	320	371

Adjusted EBITDA	$10,560	$14,663
Less:
Cash interest expense	2,455	3,220
Maintenance capital expenditures	1,386	528
Payments on capital lease obligations	165	107

Distributable cash flow	$6,554	$10,808

We view distributable cash flow, a non-GAAP financial measure, as an important performance measure used by senior management to compare basic cash flows generated by the Partnership (prior to the establishment of any retained cash reserves by the Board of Directors) to the cash distributions expected to be paid to unitholders. Using this metric, management can compute the coverage ratio of estimated cash flows to planned cash distributions. Distributable cash flow is also an important non-GAAP financial measure for unitholders since it serves as an indicator of the Partnership’s success in providing a cash return on investment. The financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded master limited partnerships because the value of such an entity generally is related to the amount of cash distributions the entity can pay to its unitholders. The GAAP financial measure most directly comparable to distributable cash flow is net income (loss). Our distributable cash flow may not be comparable to similarly titled measures of other entities, as other entities may not calculate distributable cash flow in the same manner we do.

Other Financial and Operating Data
Hiland Holdings GP, LP — Results of Operations
Set forth in the table below is financial and operating data for Hiland Holdings GP, LP.

	Three Months Ended March 31,
	2009	2008
	(unaudited, in thousands)
Total Segment Margin Data:

Midstream revenues	$51,143	$90,274
Midstream purchases	31,216	68,618

Midstream segment margin	19,927	21,656
Compression revenues (A)	1,205	1,205

Total segment margin (B)	$21,132	$22,861

Summary of Operations Data:
Midstream revenues	$51,143	$90,274
Compression revenues	1,205	1,205

Total revenues	52,348	91,479

Midstream purchases (exclusive of items shown separately below)	31,216	68,618
Operations and maintenance	7,695	6,769
Depreciation, amortization and accretion	10,258	9,216
Property impairments	950	—
General and administrative	3,827	2,684

Total operating costs and expenses	53,946	87,287

Operating (loss) income	(1,598)	4,192
Other income (expense), net	(2,515)	(3,558)

Net (loss)	(4,113)	634
Less: Noncontrolling partners’ interest in (loss) income of Hiland Partners	(1,214)	(206)

Limited partners’ interest in net (loss) income	$(2,899)	$840

	March 31,	December 31,
	2009	2008
	(unaudited)
Balance Sheet Data (at period end):
Property and equipment, at cost, net	$351,544	$349,159
Total assets	$432,697	$435,560
Long-term debt, net of current maturities	$268,294	$256,466
Noncontrolling partners’ interest in Hiland Partners	$121,044	$123,729
Total partners’ equity	$134,212	$141,348

(A)	Compression revenues and compression segment margin are the same. There are no compression purchases associated with the compression segment.

(B)	Reconciliation of total segment margin to operating (loss) income:

	Three Months Ended March 31,
	2009	2008
	(unaudited, in thousands)
Reconciliation of total segment margin to operating (loss) income
Operating (loss) income	$(1,598)	$4,192
Add:
Operations and maintenance expenses	7,695	6,769
Depreciation, amortization and accretion	10,258	9,216
Property impairments	950	—
General and administrative expenses	3,827	2,684

Total segment margin	$21,132	$22,861

We view total segment margin, a non-GAAP financial measure, as an important performance measure of the core profitability of our operations because it is directly related to our volumes and commodity price changes. We review total segment margin monthly for consistency and trend analysis. We define midstream segment margin as midstream revenue less midstream purchases. Midstream purchases include the following costs and expenses: cost of natural gas and NGLs purchased by us from third parties, cost of natural gas and NGLs purchased by us from affiliates, and cost of crude oil purchased by us from third parties. We define compression segment margin as the revenue derived from our compression segment. Our total segment margin may not be comparable to similarly titled measures of other entities, as other entities may not calculate total segment margin in the same manner we do.